UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                          Date of Report: June 1, 2000





                      BBJ ENVIRONMENTAL TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                  (Formerly known as Omega Development, Inc.)




               Nevada                    33-34200               13-3476854
--------------------------------------------------------------------------------
    (State or other jurisdiction       (Commission            (IRS Employer
          of incorporation)            File Number)         Identification No.)



      6802 Citicorp Blvd., Suite 500, Tampa, Florida                 33619
--------------------------------------------------------------------------------
           (Address of principal executive offices)               (Zip Code)



Registrant"s telephone number, including area code:  (813) 622-8550
                                                     ---------------------------


                 8726 S. Florence Avenue, Tulsa, Oklahoma 74137
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 1.  Change in Control of Registrant.

         On January 31, 2000, Omega Development, Inc. ("Omega") entered into an Agreement and Plan of Reorganization (the "Agreement") to acquire BBJ Environmental Solutions, Inc. ("BBJ"). In accordance with the Agreement, the following events occurred:

         (1) Omega issued 12,410,666 shares of its Common Stock in exchange for all the issued and outstanding capital stock of BBJ from 36 accredited stockholders of BBJ in accordance with Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.

         (2) Omega stockholders approved (a) a change in name to BBJ Environmental Technologies, Inc. (the "Registrant"), (b) a reverse stock split of one-for-three effective June 2, 2000, and (c) the election of BBJ"s appointed nominees, namely Robert G. Baker, Chief Executive Officer of BBJ, Jerry V. Schinella, President of BBJ, Michael J. Gordon, Vice President of BBJ, Frank P. Ragano and Rebecca F. Walter, as directors of the Registrant to serve in such capacity until their successors are elected and shall qualify.

         (3) The sale of 3,465,000 shares of the Registrant"s Common Stock to the Registrant at a purchase price of $.001 per share by Paul Shapansky, Herbert Maxwell, Dennis Rendfish, Robert A. Schneider, Louis Shapiro, Shai Sasson, Sidney Borenstein and Eric Bashford, thereby reducing the number of outstanding shares of the Registrant"s Common Stock to 1,535,000 shares before the closing of the Agreement.

         (4) The resignations of all officers of the Registrant and the election of Robert Baker as Chairman of the Board and Chief Executive officer of the Registrant, Jerry V. Schinella as president and Chief Operating Officer of the Registrant, and Michael J. Gordon as Vice president, Secretary and Treasurer of the Registrant.

         At the consummation of the Agreement on June 1, 2000, there were 13,945,666 shares outstanding. On June 1, 2000, an additional 100,000 shares of the Registrant"s Common Stock were issued in exchange for $125,000. The Registrant is currently attempting to complete a private placement of 1,600,000 shares at a price of $1.25 per share on a "best efforts" basis. No assurance can be given that these efforts will be successful. The Registrant is dependent upon the success of the private financing or other additional financing to survive as a going concern.

         In accordance with the Agreement, the Registrant issued a total of 12,410,666 shares of its Common Stock including an aggregate of 9,606,990 shares to four persons who may be deemed to be the new control group of the Registrant. Of the 9,606,990 shares, 3,396,890 shares were issued to Robert G. Baker and his wife (of which 177,000 shares of Common Stock were subsequently issued to ten family members and friends as gifts from Mr. Baker and his wife), 3,396,890 were issued to Jerry V. Schinella and his wife, (of which 37,000 shares of Common Stock were subsequently issued to three family members and friends as gifts from Mr. Schinella and his wife) 1,871,238 shares were issued to Michael J. Gordon (of which 10,000 shares of Common Stock were subsequently issued to two friends as gifts from Mr. Gordon), 701,972 shares were issued to Trusts controlled by Michael J. Gordon as Trustee or Custodian for the benefit of a minor, and 240,000 shares were issued to Rebecca F. Walter. The following lists the name of each new officer, director and 5% or greater shareholder of the Registrant after the consummation of the Agreement, which may be deemed to constitute the new control group of the Registrant. All addresses are c/o BBJ Environmental Technologies, Inc., 6802 Citicorp Blvd., Suite 500, Tampa, FL 33619. The table below does not include options of the Registrant that may be issued to the persons named below in exchange for BBJ options that are currently outstanding or for other business purposes.

                                Amount Beneficially        Approximate Percent
Name                                   Owned                     of Class
----                                   -----                     --------

Robert G. Baker                      3,219,890                     23.1%
Jerry V. Schinella                   3,359,890                     24.1
Michael J. Gordon                    2,563,210                     18.5
Frank P. Ragano                            -0-                      -0-
Rebecca T. Walter                      240,000                      1.7
All officers and directors
 as a group (5 persons)              9,382,990                     67.4

         The following table lists the names of the control group members, the number of options of BBJ owned by each person and the number of shares of the Registrant"s Common Stock into which the options shall be convertible after the Registrant completes its intended exchange of Omega options for the Registrant"s options.

                                      Number of BBJ           Number of New
Name                                  Options Owned        Registrant"s Options
----                                  -------------        --------------------

Robert G. Baker                           469,379                  938,758
Jerry V. Schinella                        469,379                  938,758
Michael J. Gordon                         522,099                1,044,198
Frank P. Ragano                               -0-                  100,000
Rebecca T. Walter                             -0-                  100,000
All officers and directors
 as a group (5 persons) (1)             1,460,857                3,121,714
------------------
(1) In the event that the Registrant exchanges its options for BBJ options of the control group, the control group will beneficially own a total of 12,504,704 shares, representing approximately 73% of the Registrant"s issued and outstanding shares.

         There are no agreements or understandings between members of the former and new control groups and their associates with respect to the future election of directors or other matters.

Item 2. Acquisition or Disposition of Assets.

         On January 31, 2000, the Registrant entered into an Agreement and Plan or Reorganization (the "Agreement") to acquire BBJ Environmental Solutions, Inc. ("BBJ"). In accordance with the Agreement, the following events occurred:

         (1) The Registrant issued 12,410,666 shares of its Common Stock in exchange for all the issued and outstanding capital stock of BBJ from 36 accredited stockholders of BBJ in accordance with Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.

         (2) The Registrant stockholders approved (a) a change in name to BBJ Environmental Technologies, Inc. (the "Registrant"), (b) a reverse stock split of one-for-three effective June 2, 2000, and (c) the election of BBJ"s appointed nominees, namely Robert G. Baker, Chief Executive Officer of BBJ, Jerry V. Schinella, President of BBJ, Michael J. Gordon, Vice President of BBJ, Frank P. Ragano and Rebecca F. Walter, as directors of the Registrant to serve in such capacity until their successors are elected and shall qualify.

         (3) The sale of 3,465,000 shares of the Registrant"s Common Stock to the Registrant at a purchase price of $.001 per share by Paul Shapansky, Herbert Maxwell, Dennis Rendfish, Robert A. Schneider, Louis Shapiro, Shai Sasson, Sidney Borenstein and Eric Bashford, thereby reducing the number of outstanding shares of the Registrant"s Common Stock to 1,535,000 shares before the closing of the Agreement.

         (4)The resignations of all officers of the Registrant and the election of Robert Baker as Chairman of the Board and Chief Executive officer of the Registrant, Jerry V. Schinella as President and Chief Operating Officer of the Registrant, and Michael J. Gordon as Vice President, Secretary and Treasurer of the Registrant.

         The Registrant will operate through its newly acquired subsidiary, BBJ Environmental Solutions, Inc. ("BBJ"). BBJ was formed under the laws of the State of Florida in August 1993. BBJ develops, manufactures, and markets products and devices that control contamination and air pollution in heating, ventilation air-conditioning, and refrigeration systems of homes ("HVAC") offices, health care facilities, schools, and public buildings. Consequently, the Company's products are highly effective in promoting good Indoor Air Quality ("IAQ") and Indoor Environment Quality ("IEQ"). Management believes that its leading product, BBJ MicroBiocide, is the only product registered by the U.S. Environmental Protection Agency ("EPA") for the control of bacterial and algae growth in air-conditioning systems.

         The assets acquired by the Registrant include all the assets of BBJ which it utilizes in its operations. These include primarily the following: accounts receivable, inventory, furnishings, and equipment. The nature of the business in which those assets were used by BBJ were for the sale of its EPA approved products. The Registrant intends to continue to use such accounts receivable, inventory, furnishings, and equipment.

         As described above, the Registrant issued 12,410,666 shares to acquire all the capital stock of BBJ through a stock for stock exchange which resulted in the Registrant acquiring all the assets and liabilities of BBJ. The number of shares issued to the former shareholders of BBJ was not based upon any particular pricing formula and may, accordingly, be determined to be arbitrarily determined by the parties to the Agreement based upon arms-length negotiations between the Registrant and the former principal stockholders and officers and directors of BBJ. Prior to the completion of the Registrant"s acquisition of BBJ, there was no prior relationship between persons affiliated with BBJ and persons affiliated with the Registrant.

Item 4.  Changes in Registrant"s Certifying Accountant.

         As a result of the transaction reported in Items 1 and 2 above, the Registrant"s former principal independent accountant, Henderson Sutton & Co., P.C. was dismissed on June 1, 2000. The new principal independent accountant is Kirkland, Russ, Murphy & Tapp.

         The Registrant"s former accountant"s report on the financial statements for either of the past two fiscal years, did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

         The replacement of Henderson Sutton & Co, P.C. was approved by the Board of Directors of the Registrant on June 1, 2000.

         There were no disagreements with the former accountant on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

         The firm of Kirkland, Russ, Murphy & Tapp, was engaged as the new certifying accountants on June 1, 2000.

         There were no consultations within the purview of Rule 304(a)(2) of Regulation S-B with the new accounting firm of Kirkland, Russ, Murphy & Tapp.

         Letters addressed to the Securities and Exchange Commission from both the former accountant and the new accountant stating their agreement with the disclosures made in this filing are filed as exhibits hereto.

Item 5.   Other Events

         NAME CHANGE: On May 31, 2000, the Registrant"s stockholders approved the filing of an amendment to its Articles of Incorporation with the Secretary of State of Nevada to change its name to BBJ Environmental Technologies, Inc.

         REVERSE STOCK SPLIT. On May 31, 2000, the Registrant"s stockholders approved the filing of an amendment to its Articles of Incorporation with the Secretary of State of Nevada to effectuate a one-for-three reverse stock split effective June 2, 2000.

         INCREASE IN OUTSTANDING SHARES. As of June 1, 2000, the Registrant has 14,045,666 shares issued and outstanding after giving effect to the consummation of the Agreement and the issuance of 100,000 shares for $125,000 in the Registrant"s currently pending private placement.

Item 7.           Financial Statements and Exhibits

         (a) - (b) The financial statements of BBJ for the two years ended December 31, 1999 and the pro-forma financial statements of BBJ and the Registrant are filed herewith and follow this page.

         (c) Exhibits. The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-B.

         Exhibit No.                Description
         -----------                -----------

              2 Agreement and Plan of Reorganization between Omega Development, Inc, and BBJ Environmental Solutions, Inc., dated January 31, 2000. (2)

              3                     Amendment to Articles of Incorporation  (1)

              16.1 Letter on change in certifying accountant from Henderson Sutton & Co., P.C. (1)

              16.2 Letter on change in certifying accountant from Kirkland, Russ, Murphy & Tapp (1)

--------------------------

(1)      Filed herewith.
(2) Incorporated by reference to Exhibit 3 to the Company's Schedule 14C Information Statement filed on May 10, 1999

                        BBJ ENVIRONMENTAL SOLUTIONS, INC.
                          (A Development Stage Company)

                              Financial Statements
                           December 31, 1999 and 1998
                       (including cumulative amounts since
                          inception on August 25, 1993)
                   (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of BBJ Environmental Solutions, Inc.

We have audited the accompanying balance sheets of BBJ Environmental Solutions, Inc. as of December 31, 1999 and 1998, and the related statements of operations, stockholders' deficit, and cash flows for the years then ended and for the period from August 25, 1993 (inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BBJ Environmental Solutions, Inc. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended and for the period from August 25, 1993 (inception) to December 31, 1999 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that BBJ Environmental Solutions, Inc. will continue as a going concern. The Company's recurring losses from operations and its net working capital deficiency during its development stage raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 11. The financial statements do not include any adjustments relating to the recoverability and classification of reported asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

KIRKLAND, RUSS, MURPHY & TAPP


By: /s/ Bruce Murphy
    ------------------------
        Bruce Murphy
       (Authorized officer)

February 4, 2000

                        BBJ ENVIRONMENTAL SOLUTIONS, INC.
                          (A Development Stage Company)

                                 Balance Sheets

                           December 31, 1999 and 1998



                                     ASSETS
                                     ------

                                                                                     1999              1998
                                                                                --------------    ------------
Current assets:
  Cash                                                                           $     19,189              711
  Accounts receivable                                                                  25,753           18,547
  Inventory                                                                            30,942           31,012
  Prepaids                                                                              3,371            3,371
                                                                                 ------------     ------------

                    Total current assets                                               79,255           53,641

Property and equipment, net                                                            88,754          125,644
Security deposits                                                                       4,418            4,418
                                                                                 ------------     ------------















                                                                                  $   172,427          183,703
                                                                                 ============     ============


                                      9

                      LIABILITIES AND STOCKHOLDERS' DEFICIT
                      -------------------------------------

                                                                                    1999              1998
                                                                                ------------      ------------

Current liabilities:
  Accounts payable and accrued expenses                                          $   131,165           122,567
  Bank line of credit                                                                 24,869            25,000
  Current portion of bank loan and capital lease
    obligations                                                                       21,127            23,052
  Advances from stockholders                                                          35,000                --
                                                                                 -----------      ------------

                   Total current liabilities                                         212,161           170,619

Bank loan, less current portion                                                           --             2,567
Capital lease obligations, less current portion                                       36,925            55,485
Convertible debentures                                                               230,000           100,000
Advances from stockholders                                                                --            30,200
                                                                                 -----------      ------------

                   Total liabilities                                                 479,086           358,871
                                                                                 -----------      ------------

Stockholders' deficit:
  Convertible preferred stock, $2.00 par value, 5,000,000
    shares authorized, 271,875 shares issued and outstanding                         543,750                --
  Common stock, $.0005 par value, 30,000,000  shares
    authorized, 5,323,333 and 4,950,000 shares issued
    and outstanding, respectively                                                      2,662             2,475
  Additional paid-in capital                                                         556,735           551,327
  Accumulated deficit during development stage                                    (1,409,806)         (728,970)
                                                                                 -----------      ------------

                   Net stockholders' deficit                                        (306,659)         (175,168)
                                                                                 -----------      ------------

                                                                                 $   172,427           183,703
                                                                                 ===========      ============


See accompanying notes to financial statements

                        BBJ ENVIRONMENTAL SOLUTIONS, INC.
                          (A Development Stage Company)

                            Statements of Operations

                     Years Ended December 31, 1999 and 1998
                      and Cumulative Amounts from Inception

                                                                                            Cumulative Amounts
                                                                                             from inception to
                                                            1999            1998             December 31, 1999
                                                         ----------      ----------         ------------------
Sales, net                                               $  253,975         285,809              1,408,863

Cost of sales                                                69,196          87,536                266,127
                                                         ----------      ----------             ----------

                  Gross margin                              184,779         198,273              1,142,736
                                                         ----------      ----------             ----------

Operating expense:
  Sales and marketing                                       353,465         225,224                978,505
  General and administrative                                427,613         383,917              1,399,868
  Research and development                                   84,537          47,846                174,169
                                                         ----------      ----------             ----------

                  Total operating expenses                  865,615         656,987              2,552,542
                                                         ----------      ----------             ----------

                  Net loss                                $(680,836)       (458,714)            (1,409,806)
                                                         ==========      ==========             ==========


See accompanying notes to financial statements.

                        BBJ ENVIRONMENTAL SOLUTIONS, INC.
                          (A Development Stage Company)

                       Statements of Stockholders' Deficit

          Period from August 25, 1993 (inception) to December 31, 1999


                                                                                          Accumulated
                                      Convertible                           Additional  Deficit During      Stock          Net
                                    Preferred Stock        Common Stock       Paid-in     Development   Subscriptions  Stockholders'
                                   Shares    Amount     Shares     Amount     Capital        Stage        Receivable     Deficit
                                   ------    ------     ------     ------  -----------  --------------  -------------  ------------
Issuance of common stock for cash    --     $   --   4,657,389    $  2,329      12,171            --            --        14,500

Net loss                             --         --          --          --          --        (5,124)           --        (5,124)
                                   ----     ------   ---------    --------  ----------    ----------    ----------    ----------

Balances at December 31, 1993        --         --   4,657,389       2,329      12,171        (5,124)           --         9,376

Acquisition and retirement of
 common stock                        --         --    (802,999        (402)     (2,098)           --            --        (2,500)

Net income                           --         --          --          --          --        33,669            --        33,669
                                   ----     ------   ---------    --------  ----------    ----------    ----------    ----------

Balances at December 31, 1994        --         --   3,854,390       1,927      10,073        28,545            --        40,545

Net loss                             --         --          --          --          --          (721)           --          (721)
                                   ----     ------   ---------    --------  ----------    ----------    ----------    ----------

Balances at December 31, 1995        --         --   3,854,390       1,927      10,073        27,824            --        39,824

Net loss                             --         --          --          --          --       (39,561)           --       (39,561)
                                   ----     ------   ---------    --------  ----------    ----------    ----------    ----------

Balances at December 31, 1996        --         --   3,854,390       1,927      10,073       (11,737)           --           263

Issuance of common stock for cash
 and notes                           --         --     587,794         294     310,956            --      (106,250)      205,000

Compensation related to grant of
 stock options                       --         --          --          --      15,800            --            --        15,800

Net loss                                        --          --          --          --      (258,519)           --      (258,519)
                                   ----     ------   ---------    --------  ----------    ----------    ----------    ----------

Balances at December 31, 1997        --         --   4,442,184       2,221     336,829      (270,256)     (106,250)      (37,456)

Issuance of common stock for cash    --         --     507,816         254     194,746            --            --       195,000

Collection of subscription
 receivable                          --         --          --          --          --            --       106,250       106,250

Compensation related to grant of
 stock options                       --         --          --          --      19,752            --            --        19,752

Net loss                                        --          --          --          --      (458,714)           --      (458,714)
                                   ----     ------   ---------    --------  ----------    ----------    ----------    ----------

Balances at December 31, 1998        --         --   4,950,000       2,475     551,327      (728,970)           --      (175,168)

                                                                                                                       (continued)
                                       12




                        BBJ ENVIRONMENTAL SOLUTIONS, INC.
                          (A Development Stage Company)

                 Statements of Stockholders' Deficit - Continued




                                                                                         Accumulated
                                      Convertible                          Additional  Deficit During      Stock          Net
                                    Preferred Stock        Common Stock      Paid-in     Development   Subscriptions  Stockholders'
                                   Shares    Amount     Shares     Amount    Capital        Stage        Receivable     Deficit
                                   ------    ------     ------     ------  ----------  --------------  -------------  ------------

Issuance of convertible preferred
  stock for cash                   271,875 $ 543,750         --         --   (72,187)            --               --     471,563

Issuance of common stock for
  services                              --        --     40,000         20    13,314             --               --      13,334

Conversion of convertible
  debenture                             --        --    333,333        167    99,833             --               --     100,000

Cancellation of unexercised
  options                               --        --         --         --   (35,552)            --               --     (35,552)

Net loss                                --        --         --         --        --       (680,836)              --    (680,836)
                                  -------- ---------  ---------      -----   -------   -------------     -----------    --------

Balances at December 31, 1999      271,875 $ 543,750  5,323,333      2,662   556,735     (1,409,806)              --    (306,659)
                                  ======== =========  =========      =====   =======   =============     ===========    ========



See accompanying notes to financial statements.

                        BBJ ENVIRONMENTAL SOLUTIONS, INC.
                          (A Development Stage Company)

                            Statements of Cash Flows

  Years Ended December 31, 1999 and 1998 and Cumulative Amounts from Inception

                                                                                    Cumulative Amounts
                                                                                     from inception to
                                                            1999          1998       December 31, 1999
                                                         ----------    ----------   ------------------
Cash flows from operating activities:
  Net loss                                              $ (680,836)     (458,714)       (1,409,806)
  Adjustment to reconcile net loss to net
    cash used in operating activities:
      Depreciation, net of gain on sale                     35,701        35,089           106,123
     Compensation due to grant of stock
        options                                            (35,552)       19,752                --
     Changes in current assets and liabilities:
       Accounts receivable                                  (7,206)       (4,385)          (25,753)
       Inventory                                                70        (4,224)          (30,942)
       Prepaids                                                 --        (3,371)           (3,371)
       Accounts payable and accrued expenses                94,432        57,669           216,999
                                                        ----------    ----------        ----------

              Net cash used in operating
                 activities                               (593,391)     (358,184)       (1,146,750)
                                                        ----------    ----------        ----------

Cash flows from investing activities:
  Purchase of property and equipment, net of
    proceeds from sale                                       1,189       (56,299)         (105,266)
  Security deposits                                             --            --            (4,418)
                                                        ----------    ----------        ----------

              Net cash provided by (used in)
                 investing activities                        1,189       (56,299)         (109,684)
                                                        ----------    ----------        ----------

Cash flows from financing activities:
  Proceeds from bank loans                                      --         2,000            56,517
  Principal payments on bank notes and
    capital leases                                         (23,183)      (20,025)          (63,207)
  Proceeds from convertible debenture                       34,500       100,000           334,500
  Proceeds from cash advances from
    stockholders                                           197,300        30,200           227,500
  Repayment of cash advances from
    stockholder                                            (69,500)           --           (69,500)
  Net proceeds from issuance of preferred and
    common stock                                           471,563       301,250           789,813
                                                        ----------    ----------        ----------

              Net cash provided by financing
                 activities                                610,680       413,425         1,275,623
                                                        ----------    ----------        ----------
                                                                                        (continued)
                                      14

                        BBJ ENVIRONMENTAL SOLUTIONS, INC.
                          (A Development Stage Company)

                      Statements of Cash Flows - Continued



                                                                                     Cumulative Amounts
                                                                                      from inception to
                                                            1999         1998         December 31, 1999
                                                         ----------   ----------     ------------------

Net increase (decrease) in cash                            $ 18,478     (1,058)              19,189

Cash, beginning of period                                       711      1,769                   --
                                                           --------   --------             --------

Cash, end of period                                        $ 19,189        711               19,189
                                                           ========   ========             ========

Supplemental disclosures of cash flow information:

    Interest paid                                          $ 14,872     17,656               45,986

Supplemental disclosures of non-cash financing
  activities:
    Conversion of convertible debentures
      into 385,439 shares of common stock                  $     --         --              200,000
    Purchase of property and equipment
      financed by capital lease obligations                      --         --               89,611
    Conversion of convertible debentures
       into 333,333 shares of common stock                  100,000         --              100,000
    Issuance of 40,000 shares of common
       stock for legal services                              13,334         --               13,334
    Conversion of cash advances from
       stockholders to convertible debenture                123,000         --              123,000
    Conversion of accrued interest and
       consulting services to convertible debt               72,500         --               72,500

See accompanying notes to financial statements.

                        BBJ ENVIRONMENTAL SOLUTIONS, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements

                           December 31, 1999 and 1998

(1)    Organization and Business
       -------------------------

       BBJ Environmental Solutions, Inc. (the "Company"), formerly known as BBJ Chemical Compounds, Inc., conducts research on the causes of and develops solutions to biologically related indoor air quality problems. It develops, manufactures, and markets products and devices that control contamination and air pollution in heating, air-conditioning and refrigeration systems of homes, offices, health care facilities, food processing plants, schools, and public buildings. The Company was founded upon the premise that these issues can be addressed by the development of products that not only are effective against indoor air quality contaminants, but also do not have dangerous side effects to users, building occupants, equipment, or the environment.

       The Company's activities to date have been related to market positioning of its products, registering certain products with the appropriate federal and state regulatory agencies, forming distribution networks for its products, and obtaining financing for operations and marketing.

 (2)   Summary of Significant Accounting Policies
       ------------------------------------------

       (a)   Development Stage
             -----------------

             The Company has not had significant revenues since inception and is therefore in the development stage. The excess costs incurred over revenues generated to date are disclosed as accumulated deficit during development stage.

       (b)   Inventory
             ---------

             Inventory, consisting primarily of raw materials and finished goods, is stated at the lower of cost or market. Cost is determined by the first-in, first-out method.


                                                                     (continued)

                        BBJ ENVIRONMENTAL SOLUTIONS, INC.
                          (A Development Stage Company)

                    Notes to Financial Statements - Continued


(2)    Summary of Significant Accounting Policies - Continued
       ------------------------------------------------------

       (c)   Property and Equipment
             ----------------------

             Property and equipment are stated at cost. Depreciation on property and equipment is calculated on the straight-line method over the estimated useful lives ranging from three to seven years. Equipment under capital leases and leasehold improvements are amortized by the straight-line method over the terms of the related leases.

       (d)   Income Taxes
             ------------

             From inception through July 20, 1998, the Company elected to be treated as a Subchapter S corporation for federal and state income tax purposes. Profits and losses of the Company were, therefore, included on the tax returns of the individual stockholders of the Company. No provision for income taxes was provided for financial statement purposes. Effective July 21, 1998, the Company terminated its S corporation election for federal and state income tax purposes.

             As of July 21, 1998, the Company has adopted Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect of a change in tax rates on deferred tax assets or liabilities is recognized in income in the period that included the enactment.

             Under SFAS No. 109, deferred taxes shall be recognized for temporary differences at the date the Company became a taxable entity. There were no significant net temporary differences at July 21, 1998. Accordingly, the financial statements contain no provision as of July 21, 1998.

                                                                     (continued)

                        BBJ ENVIRONMENTAL SOLUTIONS, INC.
                          (A Development Stage Company)

                    Notes to Financial Statements - Continued


(2)    Summary of Significant Accounting Policies - Continued
       ------------------------------------------------------

       (e)   Research and Development Expenses
             ---------------------------------

             Research and development costs are expensed as incurred.

       (f)   Estimates
             ---------

             In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       (g)   Concentration of Credit Risk
             ----------------------------

             Cash balances are maintained in financial institutions. Occasionally, deposits exceed amounts insured by the Federal Deposit Insurance Corporation.

             The Company's customers are located primarily in the United States. Approximately 50% of the Company's sales are generated from three customers.

       (h)   Reclassification
             ----------------

             Certain amounts in the 1998 and cumulative financial statements have been reclassified to conform to their 1999 presentation. Such reclassifications had no effect on reported net loss.

                                                                     (continued)

                        BBJ ENVIRONMENTAL SOLUTIONS, INC.
                          (A Development Stage Company)

                    Notes to Financial Statements - Continued

(3)    Property and Equipment
       ----------------------

       Property and equipment consists of the following as of December 31, 1999 and 1998, respectively:

                   1999                                               1998
                   ----                                            ----------
           Furniture and fixtures                                  $   32,945            32,945
           Office equipment                                            39,634            44,443
           Manufacturing equipment                                     94,891            94,541
           Leasehold improvements                                      17,272            17,272
                                                                   ----------          --------
                                                                      184,742           189,201
           Less accumulated depreciation
             and amortization                                         (95,988)          (63,557)
                                                                   ----------          --------
                                                                   $   88,754           125,644
                                                                   ==========          ========

(4)    Line of Credit
       --------------

       The Company has a revolving line of credit with a financial institution, secured by the assets of the Company, which provides for borrowings of up to $25,000 and is due on demand. The line of credit is guaranteed by some of the stockholders of the Company. Interest on the line is charged at 2.5% over the current index rate (11% at December 31, 1999). As of December 31, 1999, the total outstanding amount of this agreement is $24,869.

(5)    Indebtedness
       ------------

       (a)    Note Payable
              ------------

              The Company has a note payable to a financial institution, secured by the assets of the Company. The note bears interest at 11%, is due on April 25, 2000 and had outstanding balances as of December 31, 1999 and 1998 of $2,567 and $9,718, respectively. This note is also guaranteed by some of the stockholders of the Company.

       (b)    Advances from Stockholders
              --------------------------

              Advances from stockholders represent amounts due to the Company's stockholders. The 1998 advances were converted into the convertible debenture described in Note 7. The 1999 advances bear interest at 10%.


                                                                     (continued)

                        BBJ ENVIRONMENTAL SOLUTIONS, INC.
                          (A Development Stage Company)

                    Notes to Financial Statements - Continued


(6)    Capital Leases
       --------------

       The Company is obligated under various lease agreements for certain equipment. These leases are noncancellable and require monthly payments through September 2002. The cost of equipment under these capital leases at December 31, 1999 and 1998 is $89,611 with accumulated amortization of $42,594 and $24,672, respectively.

       Future minimum lease payments under capital leases as of December 31, 1999 are as follows:

                          Year Ending
                         December 31:
                         ------------
                             2000                                                       $ 25,900
                             2001                                                         25,900
                             2002                                                         16,112
                                                                                        --------
                                                                                          67,912

                 Amount representing interest                                            (12,427)
                                                                                        --------

                 Present value of future payments                                         55,485

                 Current installments of capital lease obligations                        18,560
                                                                                        --------

                 Capital lease obligations, less current installments                   $ 36,925
                                                                                        ========

                                                                                      (continued)

                        BBJ ENVIRONMENTAL SOLUTIONS, INC.
                          (A Development Stage Company)

                    Notes to Financial Statements - Continued


(7)    Convertible Debentures
       ----------------------

       During 1998, the Company entered into a convertible debenture agreement in the amount of $100,000, which was advanced to the Company in two equal payments of $50,000 each, bearing an interest rate of 8%. In 1999, the lender elected to convert the debenture and its related accrued interest into 333,333 shares of Company common stock.

       In December 1999, the Company entered into a convertible debenture agreement with a Director of the Company in the amount of $230,000. The proceeds of the debenture were previously advanced to the Company in the form of cash advances in the aggregate amount of $167,500, $10,000 of accrued interest, and $62,500 for previous services rendered. The debenture bears interest at 10% per annum with principal and interest due in January 2001.

       This debenture can be converted at $1.25 per share into 184,000 shares of common stock, adjusted for the effects of any stock dividends or split or like transactions that effect the capital structure of the Company, prior to its maturity date.

(8)    Commitments and Contingencies
       -----------------------------

       (a)       Leases
                 ------

                 In November 1997, the Company entered into an operating lease to expand the size of it operating facility from 1,782 square feet to 6,964 square feet for the five-year period from January 1, 1998 through December 31, 2002. Total rent expense for the years ended December 31, 1999 and December 31, 1998 was approximately $65,000 and $58,000, respectively.

                 Future minimum lease payments under this operating lease are approximately as follows:

                        2000                                   $ 49,000
                        2001                                     51,000
                        2002                                     53,000
                                                               ========



                                                                     (continued)

                        BBJ ENVIRONMENTAL SOLUTIONS, INC.
                          (A Development Stage Company)

                    Notes to Financial Statements - Continued

        (b)      Potential Legal Claims
                 ----------------------

                 The Company recognizes that claims may arise during the normal course of business, however, currently the Company's management and legal counsel are unaware of any pending, threatened or unasserted claims made against the Company.

(9)     Income Taxes
        ------------

        The Company had no income tax expense in 1999 and 1998 due to its operating losses. The Company has net operating loss carryforwards of approximately $800,000 for tax reporting purposes at December 31, 1999. Such loss carryforwards, subject to certain limitations, expire through 2014. To the extent that the Company has taxable net income, the loss carryforwards will be used to offset the taxable income.

        Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of December 31 are as follows:

                                                                                 1999                 1998
                                                                              ---------            ---------
               Deferred tax assets:
                   Net operating loss carryforwards                           $ 310,000               61,000
                   Accrued compensation                                          11,000               20,000
                   Other                                                             --                3,000
                                                                              ---------            ---------
                      Total deferred tax assets                                 321,000               84,000
                   Valuation allowance for deferred tax assets                 (321,000)             (84,000)
                                                                              ---------            ---------
                      Net deferred tax assets                                 $      --                   --
                                                                              =========            =========

(10)    Stockholders' Equity
        --------------------

        (a)     Preferred Stock
                ---------------

                In 1999, the Company completed a private placement of 100,000 shares of Series A 10% convertible preferred stock at an aggregate price of $200,000 and another private placement of 171,875 shares of Series B 10% convertible preferred stock at an aggregate price of $343,750. Of the total proceeds of $515,625, $72,187 was used to pay brokerage fees and various expenses related to the offerings.




                                                                     (continued)

                        BBJ ENVIRONMENTAL SOLUTIONS, INC.
                          (A Development Stage Company)

                    Notes to Financial Statements - Continued


(10)    Stockholders' Equity - Continued
        --------------------------------

        (a)     Preferred Stock - Continued
                ---------------------------

                The holders of the convertible preferred stock have the right to convert such shares into shares of the Company's common stock at any time at a conversion price equal to 1.6 shares of common stock for each share of preferred stock, subject to certain mandatory conversion provisions. As of December 31, 1999, no shares of preferred stock have been converted into common stock.

                Dividends on the Series A and B convertible preferred stock are cumulative from the date of issue. Dividends were not declared in 1999, therefore these dividends are in arrears. The aggregate amount of arrearages in cumulative preferred dividends as of December 31, 1999 is approximately $30,000.

        (b)     Common Stock
                ------------

                In September 1997, the Company increased the authorized number of shares of common stock from 1.5 million to 30 million shares. Further, the Company's common stock was modified so that each share has a par value of $.0005 per share. Concurrently, the Board of Directors approved a 20 for 1 stock split effective September 30, 1997. Additionally, the Board of Directors approved a 1.927195 for 1 stock split effective July 17, 1998. The accompanying financial statements have been retroactively adjusted to reflect these transactions.

                On December 31, 1997, the holders of two convertible debentures totaling $200,000 elected to convert their notes, their related accrued interest, with an additional investment of $100,000 into 578,158 shares of the Company's common stock.

                On June 30, 1998, the Company issued 48,180 shares of its common stock to a director of the Company and 9,636 shares of its common stock to an independent investor for $50,000 and $10,000, respectively.


                                                                     (continued)

                        BBJ ENVIRONMENTAL SOLUTIONS, INC.
                          (A Development Stage Company)

                    Notes to Financial Statements - Continued


(10)    Stockholders' Equity - Continued
        --------------------------------

        (b)     Common Stock - Continued
                ------------------------

                On July 30, 1998 and November 1, 1998, the same director of the Company invested $50,000 and $30,000 in the Company to acquire 166,667 and 100,000 shares, respectively, of the Company's common stock. Portions of these shares were transferred to a former Company director and legal counsel of the Company.

                On November 29, 1998, a partnership entity invested $55,000 in the Company to acquire 183,333 shares of the Company's common stock.

                Additionally, on January 4, 1999, the Company's securities counsel agreed to accept 40,000 shares of Company common stock in lieu of cash payment for $13,334 in legal fees.

                On March 2, 1999, the holder of a convertible debenture in the amount of $100,000 elected to convert it and its related accrued interest into 333,333 shares of Company common stock.

        (c)     Stock Options
                -------------

                The Board of Directors of the Company has adopted an Employee Benefit and Consulting Services Compensation Plan. Under the terms of the Plan, 5,000,000 shares of authorized but unissued shares of common stock of the Company are reserved for issuance. The Plan provides for the grant of incentive, as well as compensatory, stock options to officers, employees, and key consultants at an option price to be determined by the Board of Directors of the Company. Options granted under the Plan are exercisable for a term no longer than five years and are not transferable.

                                                                     (continued)

                        BBJ ENVIRONMENTAL SOLUTIONS, INC.
                          (A Development Stage Company)

                    Notes to Financial Statements - Continued


(10)    Stockholders' Equity - Continued
        --------------------------------

        (c)     Stock Options - Continued
                -------------------------

                In 1997, the Company extended one of its executives a compensatory stock option to purchase up to 192,720 shares of Company common stock at a price of $0.00649 per share that vested over a five-year employment period. For the years ended December 31, 1998 and 1997, the Company recorded compensation expense of $19,752 and $15,800, respectively, for the difference between the deemed fair value of shares at the time the options were granted and the exercise price related to this stock option plan. Upon termination of employment, the Company provided the executive six months of severance pay in exchange for canceling all options held by the executive to purchase common stock of the Company. Options canceled included 192,720 at $0.00649 per share, 40,000 at $1.00 per share, and 69,379 at $1.17 per share. Severance pay expense is fully accrued as of December 31, 1999.

                The Company measures compensation expense under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and no compensation expense has been reported for its fixed stock option plans, except as discussed above for 1997 and 1998 that was subsequently reversed in 1999 when the options were canceled. Had compensation expense for the Company's stock option plans been determined using the fair value method under Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation," the impact on net loss would have been immaterial.




                                                                     (continued)

                        BBJ ENVIRONMENTAL SOLUTIONS, INC.
                          (A Development Stage Company)

                    Notes to Financial Statements - Continued

(10)    Stockholders' Equity - Continued
        --------------------------------

        (c)     Stock Options - Continued
                -------------------------

                Changes in stock options are as follows:

                                                                1999                             1998
                                                --------------------------------  ----------------------------------
                                                                    Weighted                           Weighted
                                                                     Average                            Average
                                                                    Exercise                           Exercise
                                                     Shares           Price           Shares             Price
                                                ---------------  ---------------  --------------   -----------------
     Beginning balance                                  931,843           $ 0.90         444,220              $ 0.66
     Granted                                          1,512,500             1.15         487,623                1.11
     Exercised                                                                --              --                  --
     Canceled                                          (302,099)            0.40              --                  --
                                                ---------------  ---------------  --------------   -----------------

     Ending balance                                   2,142,244           $ 1.15         931,843              $ 0.90
                                                ===============  ===============  ==============   =================


     Exercisable                                      1,032,872           $ 1.04         623,189              $ 1.00
                                                ===============  ===============  ==============   =================

     Weighted average fair value of
        options granted during the year                                   $ 1.15                              $ 1.11
                                                                 ===============                   =================

     The following table summarizes information about stock options outstanding at December 31, 1999:

                                                                         Weighted
                                                                          Average
                                                Number                   Remaining                   Number
                Exercise                     Outstanding                Contractual                Exercisable
                  Price                        12/31/99                Life in Years                12/31/99
     --------------------------------   -----------------------  --------------------------   ----------------------
                  $1.25                       1,212,500                     5.0                      172,500
                   1.17                         509,744                     3.0                      440,372
                   1.00                         120,000                     1.6                      120,000
                   0.75                         300,000                     4.0                      300,000
     --------------------------------   -----------------------  --------------------------   ----------------------

              $0.75 - $1.25                   2,142,244                     4.2                    1,032,872
     ================================   =======================  ==========================   ======================

                                                                                                        (continued)

                        BBJ ENVIRONMENTAL SOLUTIONS, INC.
                          (A Development Stage Company)

                    Notes to Financial Statements - Continued

(11)    Going Concern
        -------------

        As shown in the accompanying financial statements, the Company has incurred recurring losses from operations during its development stage resulting in negative cash flow from operating activities and net working capital deficiencies. These factors raise doubt about the Company's ability to continue as a going concern. Management recognizes that the Company must generate additional resources to enable it to continue operations. Management's plans include establishing a market for its products, the sale of additional equity securities under appropriate market conditions and a plan of reorganization.

        On January 31, 2000, the Company entered into an Agreement and Plan of Reorganization ("Reorganization") with Omega Development, Inc. ("Omega"). Under the terms of the agreement, Omega has agreed to acquire up to 100% of the capital stock of the Company for an estimated 12,410,666 shares of Omega's common stock subject to certain closing conditions which include, without limitation, the following: (i) a reverse stock split by Omega of one-for-three followed by a stock repurchase of 3,465,000 shares by Omega for nominal consideration from certain stockholders of Omega; (ii) due diligence of Omega verifying that it has no assets or liabilities (except for $50,000 loaned to Omega by the Company in connection with this transaction); and (iii) Omega being current with all reports required to be filed under the Exchange Act of 1934, as amended. At the completion of the Reorganization, the Company will become a wholly owned subsidiary of Omega and Omega will continue to operate through its newly acquired subsidiary.

        On the closing date of the Reorganization, the officers and directors of Omega will resign and designees of the Company will be appointed to the vacated positions. At this time, management will also file an amendment to change Omega's name to BBJ Environmental Technologies, Inc. Each common stockholder of the Company will receive two shares of Omega common stock in exchange for each share of Company common stock and each Series A and Series B preferred stockholder will receive 3.84 shares of Omega common stock in exchange for each share of Company preferred stock.

        In addition to raising $375,000 by issuing 360,000 shares of Company common stock in January 2000, the Company and Omega will jointly pursue issuing 1 million shares of Omega common stock through a private placement memorandum in the amount of $2 million during the first half of 2000. On the closing date of the Reorganization, all proceeds received under the private placement offering will be released from escrow to the Company.

                      BBJ ENVIRONMENTAL TECHNOLOGIES, INC.
                       (formerly Omega Development, Inc.)

                             Pro Forma Balance Sheet
                                 March 31, 2000
                                   (Unaudited)

                                                                                                    Pro Forma        Combined
                                                                Omega              BBJ             Adjustments       Pro Forma
                                                            --------------    -------------     --------------  ----------------
Assets

Current assets:
   Cash                                                           $ 5,924           $ 4,016          $ 125,000  (2)    $ 134,940
   Accounts receivable                                                 --            43,148                 --            43,148
   Inventory                                                           --            41,819                 --            41,819
   Prepaids                                                            --             7,120                                7,120
   Due from Omega                                                      --            50,000            (50,000) (3)           --
                                                            -------------     -------------     --------------    --------------

      Total current assets                                          5,924            96,103             75,000           227,027

Furniture and equipment, net                                           --            83,690                 --            83,690
Security deposits                                                      --            14,614                 --            14,614
                                                            -------------     -------------     --------------    --------------

                                                                  $ 5,924         $ 194,407           $ 75,000         $ 325,331
                                                            =============     =============     ==============    ==============

Liabilities and Stockholders' Deficit

Current liabilities:
   Accounts payable and accrued expenses                         $ 15,434          $ 86,101           $     --         $ 101,535
   Bank line of credit                                                 --            24,869                 --            24,869
   Current portion of bank loan and capital lease
    obligations                                                        --            19,212                 --            19,212
   Advances from stockholders                                          --            85,000                               85,000
   Due to BBJ                                                      50,000                --            (50,000) (3)           --
                                                            -------------     -------------     --------------    --------------

      Total current liabilities                                    65,434           215,182            (50,000)          230,616

Capital lease obligations, less current portion                        --            32,285                 --            32,285
Convertible debenture                                                  --           230,000                 --           230,000
                                                            -------------     -------------     --------------    --------------

      Total liabilities                                            65,434           477,467            (50,000)          492,901
                                                            -------------     -------------     --------------    --------------

Stockholders' deficit:
   Convertible preferred stock                                         --           543,750           (543,750) (4)           --
   Common stock                                                    15,000             2,842             (3,796) (4)       14,046
   Additional paid-in capital                                   4,645,653           879,109         (4,047,617) (4)    1,477,145
   Accumulated deficit                                         (4,720,163)       (1,658,761)         4,720,163  (4)   (1,658,761)
                                                            -------------     -------------     --------------    --------------

      Net stockholders' deficit                                   (59,510)         (233,060)           125,000          (167,570)
                                                            -------------     -------------     --------------    --------------

                                                                  $ 5,924         $ 244,407           $ 75,000         $ 325,331
                                                            =============     =============     ==============    ==============

See accompanying notes to pro forma financial statements.

                      BBJ ENVIRONMENTAL TECHNOLOGIES, INC.
                       (formerly Omega Development, Inc.)


                        Pro Forma Statement of Operations
                        Three Months Ended March 31, 2000
                                   (Unaudited)


                                                                                                 Pro Forma          Combined
                                                             Omega               BBJ             Adjustments        Pro Forma
                                                        ----------------   ----------------   ----------------   ----------------
Sales, net                                                    $      --         $   71,305       $         --         $   71,305

Cost of sales                                                        --             24,285                 --             24,285
                                                        ---------------    ---------------    ---------------    ---------------

Gross margin                                                         --             47,020                 --             47,020
                                                        ---------------    ---------------    ---------------    ---------------

Operating expenses:
   Sales and marketing                                               --            121,984                 --            121,984
   General and administrative                                    11,187            154,817                 --            166,004
   Research and development                                          --             19,173                 --             19,173
                                                        ---------------    ---------------    ---------------    ---------------

      Total operating expenses                                   11,187            295,974                 --            307,161
                                                        ---------------    ---------------    ---------------    ---------------

Net loss                                                      $ (11,187)        $ (248,954)      $         --         $ (260,141)
                                                        ===============    ===============    ===============    ===============

Basic and diluted loss per share                                                                                      $    (0.02)
                                                                                                                 ===============

Pro forma common shares outstanding                                                                                   14,045,666
                                                                                                                 ===============


        See accompanying notes to pro forma financial statements.

                      BBJ ENVIRONMENTAL TECHNOLOGIES, INC.
                       (formerly Omega Development, Inc.)

                     Notes to Pro Forma Financial Statements
                                 March 31, 2000
                                   (Unaudited)

1. Basis of Presentation. On June 1, 2000, Omega Development, Inc. ("Omega") issued 12,410,666 shares of its common stock in exchange for all the issued and outstanding shares of capital stock of BBJ Environmental Solutions, Inc. ("BBJ") in a recapitalization transaction accounted for similar to a reverse acquisition ("Recapitalization"). Omega was formerly a non-operating public shell corporation with no significant assets and was treated as the "acquired" company in the transaction, but remains the surviving legal entity. Accordingly, the transaction was treated as an issuance of stock by BBJ for the net monetary assets of Omega, accompanied by a recapitalization. Since this transaction is in substance a recapitalization of BBJ and not a business combination, a valuation was not performed and no goodwill was recorded. In connection with the Recapitalization Omega's name was changed to BBJ Environmental Technologies, Inc. (the "Company").

     The accompanying unaudited pro forma financial statements are presented to reflect the Recapitalization of the Company. The unaudited pro forma balance sheet as of March 31, 2000 presents the financial position of the Company as if the Recapitalization had occurred on that date, utilizing the unaudited balance sheets of Omega and BBJ as of March 31, 2000. The unaudited pro forma statement of operations for the three months ended March 31, 2000, including basic and diluted earnings per share, is presented as if the Recapitalization occurred at the beginning of the period presented. The pro forma information was prepared based upon certain assumptions described below and may not be indicative of results that actually would have occurred had the Recapitalization occurred on the dates presented or of results which may occur in the future. The unaudited pro forma financial data and accompanying notes should be read in conjunction with the annual financial statements and notes thereto of Omega and BBJ.

2. Receipt of $125,000 from issuance of 100,000 shares of Company common stock under a currently pending private placement.

3.   Elimination of intercompany receivables and payables.

4. As of the date of the Recapitalization, a total of 14,045,666 shares of Company common stock, par value $0.001, was outstanding resulting from 1) a reverse split of Omega common stock on a one-for-three basis, 2) the sale by certain Omega shareholders of 3,465,000 post-split shares of Omega common stock to Omega at a price of $.0001 per share, 3) the issuance of 12,410,666 shares of Company common stock for all the capital stock of BBJ and 4) the issuance of 100,000 shares of Company common stock under a currently pending private placement. As part of the Reorganization, the accumulated deficit was eliminated against additional paid-in capital.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            BBJ ENVIRONMENTAL TECHNOLOGIES, INC.
                                            (formerly Omega Development, Inc.)

                                            By: /s/ Jerry V. Schinella
                                            --------------------------
                                                Jerry V. Schinella, President

Date:  June 6, 2000

                                  EXHIBIT INDEX


         Exhibit No.                Description
         -----------                -----------


         (a) - (b) The financial statements of BBJ for the two years ended December 31, 1999 and the pro-forma financial statements of BBJ and the Registrant are filed herewith and follow this page.

         (c) Exhibits. The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-B.

         Exhibit No.                Description
         -----------                -----------

               2 Agreement and Plan of Reorganization between Omega Development, Inc, and BBJ Environmental Solutions, Inc., dated January 31, 2000. (2)

               3                    Amendment to Articles of Incorporation  (1)

              16.1 Letter on change in certifying accountant from Henderson Sutton & Co., P.C. (1)

              16.2 Letter on change in certifying accountant from Kirkland, Russ, Murphy & Tapp (1)

--------------------------

(1)      Filed herewith.
(2) Incorporated by reference to Exhibit 3 to the Company"s Schedule 14C Information Statement filed on May 10, 2000